Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 22, 2017, in the Post-Effective Amendment No.1 to the Registration Statement (Form S-1 No. 333-209002) and related Prospectus of DarioHealth Corp., dated May 25, 2017.

Tel-Aviv, Israel	/s/ KOST FORER GABBAY & KASIERER
May 25, 2017	A Member of Ernst & Young Global